UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 13, 2004
(Date of earliest event reported)

DEERE & COMPANY
(Exact name of registrant as specified in charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place Moline, Illinois 61265
(Address of principal executive offices and zip code)

(309)765-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

NEWS RELEASE (October 13, 2004)

For information, call:

Ken Golden - Manager, Public Relations

309-765-5678

Deere & Company to build tractor factory in Brazil

MOLINE, Illinois (October 13, 2004) - Deere & Company said today that it will build a new tractor factory in Brazil – a move that will increase the company’s manufacturing capacity for farm tractors, combines and seeding equipment in the growing South American agricultural equipment market. Deere will invest $80 million to construct the new facility in Montenegro, Rio Grande do Sul.

“John Deere continues to strengthen its presence in markets across the globe,” said Robert W. Lane, chairman and chief executive officer. “This new factory will enhance our ability to serve customers in the important agricultural markets of South America.”

The new facility will manufacture farm tractors while Deere’s existing factory in Brazil will focus on combines and planting equipment. The increased capacity enhances Deere’s position in a growing Brazilian agricultural economy, where thousands of acres in the Brazilian plains are being moved into farm production each year.

Deere is a leading producer of combine harvesting equipment in Brazil and also is a leader in sugar cane harvesting equipment. Deere has established a growing presence in the tractor market since first manufacturing tractors in Brazil in 1996.

John Deere equipment manufactured in both the existing facility and the new factory in Brazil will continue to be exported to other markets. Deere said it expects the factory in Brazil to be in full production by the second half of 2006.

John Deere tractors built in the new factory will be manufactured on the company’s global product platform, which allows for efficiency in design and manufacturing costs. The global product platform is already in place in the company’s seven other tractor factories, which are located in Augusta, Georgia and Waterloo, Iowa in the U.S. and Mannheim, Germany; Pune, India; Horizontina, Brazil; Saltillo, Mexico; and Tianjin, China.

John Deere has maintained a manufacturing presence in Brazil since the company first invested in Schneider Logemann S.A in 1979. Deere later completed the acquisition of Schneider Logemann S.A in 1999.

John Deere (Deere & Company - NYSE:DE) is the world’s leading manufacturer of agricultural and forestry equipment and a leading manufacturer of equipment used for construction and for lawn,

grounds and turf care. John Deere also manufactures engines used in heavy equipment and the company provides worldwide financial services. Deere was founded in 1837 and now employs 46,000 employees globally.

(end)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ JAMES H. BECHT
James H. Becht
Secretary

Dated: October 13, 2004